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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2002
(Date of Report)

AMERICAN BUILDING CONTROL, INC.
(f/k/a Ultrak, Inc.)
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-9463 (Commission file Number)	75-2626358 (IRS Employer Identification No.)
1301 Waters Ridge Drive Lewisville, Texas 75057 (Address of principal executive offices)
(972) 353-6500 (Registrant's telephone number, including area code)

AMERICAN BUILDING CONTROL, INC. (F/K/A ULTRAK, INC.) and SUBSIDIARIES

Item 2: Acquisition or Disposition of Assets

        On December 20, 2002, the Registrant completed the sale of its closed-circuit television ("CCTV") business to Honeywell International Inc. ("Honeywell") for a purchase price of $36,000,000 plus the assumption of certain liabilities, pursuant to an Asset Purchase Agreement dated as of August 8, 2002, as amended. The price was determined based on the value of the assets transferred. The sale included assets and certain liabilities related to the Registrant's CCTV business in the United States, Germany, Italy, Poland, South Africa, Australia, Singapore and the United Kingdom. Approximately 300 of the Registrant's current 520 employees will join Honeywell. In addition, Honeywell has licensed the Ultrak name. The sale was approved by the Registrant's stockholders at the Special Meeting held on December 20, 2002. The Registrant had no material relationship with Honeywell.

        Immediately following the completion of the sale, the Registrant changed its name to American Building Control, Inc. The name change was approved by the Registrant's stockholders at the Special Meeting held on December 20, 2002.

        Following the sale, the Registrant has retained its access control business, consumer/do-it-yourself business, industrial video-product business, mobile video-product business and alarm-management business.

Item 7: Financial Statements and Exhibits

(c)
Exhibits

Ex. No.	Description
2.	Asset Purchase Agreement, dated as of August 8, 2002, between Ultrak, Inc. and Honeywell International Inc. (incorporated by reference to Annex A to the Definitive Proxy Statement dated November 27, 2002, and filed by the Registrant with the Securities and Exchange Commission ("SEC") on November 27, 2002).
2.
Amendment to Asset Purchase Agreement, dated as of December 5, 2002, between Ultrak, Inc. and Honeywell International Inc. (incorporated by reference to Annex B to the Supplement Dated December 6, 2002 to Ultrak, Inc. Proxy Statement filed by the Registrant with the SEC on December 6, 2002).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BUILDING CONTROL, INC. (f/k/a Ultrak, Inc.) (Registrant)
Date: January 3, 2003	By:	/s/ CHRIS T. SHARNG Chris T. Sharng, Senior Vice President and Chief Financial Officer

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AMERICAN BUILDING CONTROL, INC. (F/K/A ULTRAK, INC.) and SUBSIDIARIES
  Item 2: Acquisition or Disposition of Assets
  Item 7: Financial Statements and Exhibits
SIGNATURES